Exhibit 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

         Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Optimized Transportation Management, Inc.  (the "Company") hereby certifies that the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE: May 20, 2010

BY:	/s/ Kevin P. Brennan

Chief Executive Officer and

Chief Financial Officer

         This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard set forth therein, and not for any other purpose. It is not being filed as part of the Report or as a separate disclosure document.

         A signed original of this written statement required by Section 906 has been provided to Optimized Transportation Management, Inc.  and will be retained by Optimized Transportation Management, Inc.  and furnished to the Securities and Exchange Commission or its staff upon request.